UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2013

Cornerstone Therapeutics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, NC	27518
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 678-6611

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On September 15, 2013, Cornerstone Therapeutics Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Chiesi Farmaceutici S.p.A. (“Chiesi”) and Chiesi U.S. Corporation (the “Merger Sub”), a Delaware corporation that is a wholly-owned subsidiary of Chiesi. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, the Merger Sub will merge with and into the Company, with the Company surviving the merger as a direct wholly-owned subsidiary of Chiesi (the “Merger”).

In the Merger, each share of the Company’s common stock that is issued and outstanding as of the Effective Time (as defined in the Merger Agreement), except for treasury stock, dissenting shares and shares held by Chiesi or its subsidiaries, will be converted into the right to receive $9.50 in cash (the “Merger Consideration”), without interest and subject to deduction for any required withholding taxes. Subject to the terms and conditions of the Merger Agreement, vesting restrictions on restricted shares previously issued by the Company will be fully accelerated and, as a result, in the Merger such restricted shares will be treated in the same manner as other shares of common stock, subject to deduction for any required withholding taxes. Subject to the terms and conditions of the Merger Agreement, each stock option will be accelerated to the extent not already fully exercisable and will be converted into the right to receive an amount equal to the Merger Consideration minus the exercise price of the option, without interest and subject to deduction for any required withholding taxes.

The Merger Consideration was determined as a result of negotiations between Chiesi and a special committee of independent directors of the Board of Directors of the Company (the “Special Committee”), with the assistance of separate financial advisors selected and retained by the Special Committee.

The Merger Agreement contains customary representations, warranties and covenants of the parties, including, among others, covenants by the Company (i) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period and (iii) to convene and hold a meeting of its stockholders for the purpose of obtaining the Stockholder Approvals (as defined below). The Merger Agreement contains covenants by Chiesi to vote its shares in favor of the Merger and to leave the Special Committee in place through the completion of the Merger.

The Special Committee unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the stockholders of the Company other than Chiesi and its affiliates, and that it is advisable for the Company to enter into the Merger Agreement. The Special Committee also unanimously recommended that the Company’s Board of Directors approve and declare advisable the Merger Agreement and the transactions contemplated thereby and determine to recommend that the stockholders of the Company vote to adopt the Merger Agreement. Based on the Special Committee’s recommendation, the Board (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company’s stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iii) resolved to recommend that the Company’s stockholders vote to adopt the Merger Agreement.

Stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a special stockholders meeting that will be held on a date to be announced. The consummation of the Merger is subject to the condition that the Merger Agreement be adopted by the affirmative vote (in person or by proxy) in favor of the adoption of the Merger Agreement of (i) the holders of at least a majority of the outstanding shares of common stock and (ii) the holders of at least a majority of all outstanding shares of common stock not owned, directly or indirectly, by Chiesi or Merger Sub or any of their affiliates, any other officers and directors of the Company, any other person having any equity interest in, or any right to acquire any equity interest in, Merger Sub, or any person of which Merger Sub is a direct or indirect subsidiary (together, the “Stockholder Approvals”). Consummation of the Merger is also subject to other customary conditions regarding the absence of any law, injunction or judgment that prohibits or makes illegal the consummation of the Merger and obtaining all required regulatory consents. Each party’s obligation to consummate the Merger is also subject to additional conditions regarding the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers) and the other party’s compliance with its covenants in the Merger Agreement (subject to certain materiality qualifiers). The Merger Agreement does not contain a financing condition.

Craig A. Collard (who is the Chairman and Chief Executive Officer of the Company) and an entity controlled by him have entered into Voting and Support Agreements under which they have agreed to vote their shares of the Company’s common stock in favor of the Merger.

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which attached hereto as Exhibit 2.1 and is incorporated herein by reference.

General

The Merger Agreement has been included to provide investors with information regarding the terms of the Merger and the other transactions contemplated by the Merger Agreement. The Merger Agreement is not intended to provide any other factual information about the Company, Chiesi or their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties of the Company. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement, and are qualified by information in disclosure schedules that the Company has delivered in connection with the execution of the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what an investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, you should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company that are included in reports, statements and other filings made with the Securities and Exchange Commission (the “SEC”).

Additional Information and Where to Find It

The Company intends to file a Proxy Statement with the SEC, and the Company and Chiesi intend to file a Schedule 13E-3 and other relevant materials with the SEC. A definitive proxy statement will be sent to holders of the Company’s common stock seeking their approval of the proposed transaction. WE URGE INVESTORS TO READ THE PROXY STATEMENT AS WELL AS THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY OR CHIESI

WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. INVESTORS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY. Investors will be able to obtain these materials (when they become available) and other documents filed with the SEC free of charge at the SEC’s website (http://www.sec.gov). In addition, these materials (when they become available) will also be available free of charge by accessing the Company’s website (http://www.crtx.com). Investors may also read and copy any reports, statements and other information filed by the Company with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Proxy Solicitation

The directors, executive officers and other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from stockholders in respect of the proposed Merger. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC by the Company on March 14, 2013, as amended by a Form 10-K/A filed with the SEC on April 11, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Item 8.01.	Other Events

Press Release

On September 16, 2013, the Company and Chiesi issued a joint press release announcing, among other things, the Company’s and Chiesi’s entry into the Merger Agreement. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE THERAPEUTICS INC.

Dated: September 16, 2013	By:	/s/ Craig A. Collard
Craig A. Collard
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

2.1	Agreement and Plan of Merger among Chiesi Farmaceutici S.p.A., Chiesi U.S. Corporation and Cornerstone Therapeutics Inc. dated September 15, 2013.

99.1	Joint press release dated September 16, 2013 issued by Cornerstone Therapeutics Inc. and Chiesi Farmaceutici S.p.A.